                                                    Exhibit 99.1

Energizer Holdings, Inc. 533 Maryville University Dr. St. Louis, MO 63141
FOR IMMEDIATE RELEASE	Company Contact
August 3, 2016	Jacqueline Burwitz Investor Relations 314-985-2169 JacquelineE.Burwitz@energizer.com

Energizer Holdings, Inc. Announces Fiscal 2016 Third Quarter Results and Updates Financial Outlook for Fiscal 2016 to include Acquisition Impact of HandStands Holding Corporation

•	Reported net sales declined 3.6% while organic net sales were up 1.2% in the third fiscal quarter versus the prior year

•
Diluted EPS was $0.39 in the third fiscal quarter compared to a net loss per diluted share of $0.32 in the prior year third quarter, and Adjusted Diluted EPS was $0.32 compared to $0.64 in the prior year third quarter

•	Increased Full Year Outlook to include fourth quarter acquisition impact of HandStands Holding Corporation(HandStands) - Adjusted EPS of $2.20 to $2.30

St. Louis —August 3, 2016—Energizer Holdings, Inc. (NYSE: ENR) today announced results for the third fiscal quarter, which ended June 30, 2016. For the third fiscal quarter, net earnings were $24.2 million, or $0.39 per diluted share, compared to a net loss of $19.6 million, or a loss of $0.32 per diluted share, in the prior year third quarter. Adjusted net earnings in the third quarter were $20.1 million, or $0.32 per diluted share, compared to adjusted net earnings of $40.1 million, or $0.64 per diluted share, in the prior year third quarter.

“Fiscal 2016 is shaping up to be a strong year as we build on the momentum from the first half of the year,” said Alan Hoskins, Chief Executive Officer. “The battery category remains stable, and the underlying fundamentals of our business remain solid as we continue to achieve organic net sales growth in the current quarter. In addition, we closed our acquisition of HandStands on July 1. As a result, we are increasing our full year Fiscal 2016 outlook to $2.20 to $2.30 to reflect approximately $0.04 to $0.05 of accretion from the acquisition. With the strength of our existing business along with the HandStands acquisition, we are building a foundation to drive long-term shareholder value and deliver top-tier free cash flow performance.”

Third Quarter Financial Highlights (Unaudited)
The following is a summary of key third fiscal quarter results. All comparisons are with the third quarter of fiscal 2015 unless otherwise stated.

Net sales were $361.0 million, a decrease of 3.6%: (a)

•
Organic net sales increased 1.2% due primarily to the net impact of distribution and space gains in North America and distribution gains and pricing actions in Latin America.  These items were partially offset by the anticipated reduction in retail inventory levels and continued heightened competitive activity in certain Asia Pacific Developed markets.

•	The following items were offsetting amounts to the organic net sales increase:

▪	Unfavorable currency impacts were $12.6 million, or 3.4%; and

▪	International go-to-market changes, including the exit from certain markets and shift to distributors, resulted in a decline of $5.2 million, or 1.4%.

•
Gross Margin percentage was 42.6%, down 300 basis points driven in part by an unfavorable movement in currencies. Excluding the impact from currency movements, gross margin percentage declined 150 basis points driven by increased costs in the quarter as a result of costs related to a planned productivity initiative ($5.0 million or 130 basis points) and increased costs in support of innovation launched across our portfolios partially offset by favorable commodity costs and other productivity savings. (a)

•
A&P spending was 6.3% of net sales, a decrease of 310 basis points, or $12.3 million, due to higher prior year spending related to the EcoAdvanced product launch and the timing of current year advertising and promotional activities.

•
SG&A spending, excluding acquisition and spin costs, was approximately $81 million on an absolute dollar basis, consistent with prior quarter levels. SG&A, excluding acquisition and spin costs, was 22.4% of net sales compared to 18.6% in the prior year. The higher percentage comparison versus the prior year quarter reflects the impact of a low prior year comparative (based on carve out financial data) and incremental investment spending and higher compensation related costs in the current year. (a)

•	Spin-off and spin restructuring related charges were $2.8 million in the third fiscal quarter. (a)

•	Pre-tax income was negatively impacted by the movement in foreign currencies by approximately $11 million in the third fiscal quarter and $45 million through the first nine months of the fiscal year.

•
Income tax rate on a year to date basis was 23.8% due to the favorable impacts of certain return to provision adjustments related to prior year provision estimates and certain spin related adjustments of approximately $9 million. These favorable adjustments are included in the current quarter’s results and were the primary driver of the $0.5 million tax benefit. Excluding the impact of all of our Non-GAAP adjustments, the effective tax rate on a year to date basis was 30.6%. (a)

•	Adjusted EBITDA was $56.2 million. (a)

•	Net cash from operating activities on a year to date basis was $141.9 million and Free Cash Flow on a year to date basis was $125.6 million, or 10.5% of net sales. (a)

•	Dividend payments in the quarter were approximately $15.5 million, or $0.25 per share, and $46.4 million on a year to date basis, or $0.75 per share.

•	Repurchased 600,000 shares of common stock on a year to date basis for $21.8 million. There were no shares repurchased during the current quarter.

(a) See Press Release attachments for additional information as well as the GAAP to Non-GAAP reconciliations.

Results for the third quarter and nine months ended June 30, 2015 are based on carve out financial data. Net sales, Gross profit, Advertising & promotion (A&P) and Research & development (R&D) spending are directly attributable to our business. However, certain Selling, general, and administrative expense (SG&A), Interest expense, Other financing items and Spin-off and Restructuring related charges were allocated from our former parent company, Edgewell, and not necessarily representative of Energizer's stand-alone results or expected future results as an independent company.

Results for the HandStands business are not included in the current quarter results as the acquisition occurred subsequent to the quarter end on July 1, 2016.

Total Net Sales (In millions - Unaudited)
For the Quarter and Nine Months Ended June 30, 2016
	Q3	% Chg	Nine Months	% Chg
Net Sales - FY'15	$374.3		$1,232.5
Organic	4.5	1.2%	53.8	4.4%
International Go-to-Market	(5.2)	(1.4)%	(14.7)	(1.2)%
Change in Venezuela results	—	—%	(8.5)	(0.7)%
Impact of currency	(12.6)	(3.4)%	(61.3)	(5.0)%
Net sales - FY'16	$361.0	(3.6)%	$1,201.8	(2.5)%
**Refer to the Reconciliation of GAAP and Non-GAAP Financial Measures attached.

Total net sales decreased 3.6%, or $13.3 million, driven by the unfavorable movement in foreign currencies of 3.4% and the unfavorable impact of international go-to-market changes of 1.4%, including the exits and shifts to distributors in certain markets.

Organic net sales increased 1.2% in the quarter due primarily to the net impact of distribution and space gains in North America and distribution gains and pricing actions in Latin America.  These items were partially offset by the anticipated reduction in retail inventory levels and continued heightened competitive activity in certain Asia Developed markets

Total Segment Profit (In millions - Unaudited)
For the Quarter and Nine Months Ended June 30, 2016
	Q3	% Chg	Nine Months	% Chg
Segment Profit - FY'15	$82.7		$296.5
Organic	1.7	2.1%	31.8	10.7%
International Go-to-market	(0.9)	(1.1)%	1.7	0.6%
Change in Venezuela results	—	—%	(2.5)	(0.8)%
Impact of currency	(8.7)	(10.6)%	(43.1)	(14.6)%
Segment Profit - FY'16	$74.8	(9.6)%	$284.4	(4.1)%
**Refer to the Reconciliation of GAAP and Non-GAAP Financial Measures attached.

Total Segment Profit in the third fiscal quarter declined 9.6%, or $7.9 million. Excluding the unfavorable movement in foreign currencies of $8.7 million and the unfavorable impact from go-to-market changes of $0.9 million, organic segment profit increased 2.1%, or $1.7 million, in the current fiscal quarter. The 2.1% increase was driven by the organic net sales growth, lower A&P spending due to the prior year EcoAdvanced product launch and the timing of current year advertising and promotional activities and favorable commodity and other products costs. These increases were slightly offset by higher costs in the quarter as a result of a planned productivity initiative ($5.0 million or 130 basis points) and increased costs in support of innovation across our portfolios, as well as higher SG&A driven by a low prior year comparative (based on carve out financial data) and incremental investment spending and higher compensation related costs incurred in the current year.

Financial Outlook for Fiscal Year 2016
The company expects Adjusted EPS for the full fiscal year to be in the range of $2.20 to $2.30, which includes a contribution from the recently acquired HandStands. We expect HandStands to contribute Adjusted EPS in the range of $0.04 to $0.05 during the fourth quarter. The Company is also providing the following assumptions related to the full year financial outlook for fiscal year 2016 associated with the existing base Energizer business unless noted otherwise:

Base Energizer business (exclusive of HandStands acquisition impact):

•	Net Sales are expected to be down low single digits, consistent with the prior outlook:

◦	Organic net sales are expected to be up low-single digits, consistent with the prior outlook;

◦	The negative impact of foreign currency movement is expected to reduce net sales by $60 to $70 million, consistent with the prior outlook;

◦	International go-to-market changes are expected to reduce net sales in the low single digits, consistent with the prior outlook; and

◦	Change in Venezuela results, due to the previously announced deconsolidation, will reduce net sales by $8.5 million, or 0.5%, consistent with the prior outlook.

•
Gross Margin rates are expected to decline up to 250 basis points, consistent with the prior outlook, driven in part by unfavorable currency impacts, the impact from the Venezuela deconsolidation and costs of planned productivity initiatives and increased costs in support of innovation across our portfolios.

•	SG&A as a percent of net sales, excluding integration and acquisition costs, spin related costs and restructuring costs, is expected to be in the low 20’s, consistent with the prior outlook.

•	Pre-tax income is expected to be negatively impacted due to the movement in foreign currencies by $50 to $60 million, consistent with the prior outlook.

•	Income Tax Rate, excluding our Non-GAAP adjustments, is expected to be in the range of 29 to 30 percent, consistent with the prior outlook.

•	Adjusted EBITDA is expected to be in the range of $280 million to $300 million, consistent with the prior outlook.

•	Free Cash Flow is expected to exceed $150 million, consistent with the prior outlook.

•	Spin and restructuring costs are now expected to be in the range of $17 to $20 million in fiscal year 2016.

HandStands acquisition outlook:

•	Accretive to Adjusted EPS in the range of $0.04 to $0.05 for the fourth fiscal quarter of 2016.

•
Total acquisition and integration related costs associated with the HandStands acquisition are expected to be in the range of $30 million to $35 million. We expect to incur these costs over the next 12 to 15 months. We expect to incur approximately $17 million to $19 million in the fourth fiscal quarter of 2016.

◦	Total acquisition related costs are estimated to be in the range of $8 million to $10 million;

◦	Total integration related costs are estimated to be in the range of $14 million to $16 million; and

◦	Non-cash inventory step-up accounting adjustment is estimated to be in the range of $8 million to $9 million.

All comparisons above are with the fiscal year ended September 30, 2015 (which are on a carve out basis through the first three quarters), unless otherwise stated. We will provide our outlook for fiscal year 2017 in conjunction with our fourth quarter earnings release.

Webcast Information
In conjunction with this announcement, the Company will hold an investor conference call beginning at 10:00 a.m. eastern time today. The call will focus on third fiscal quarter earnings and the updated financial outlook for fiscal 2016. All interested parties may access a live webcast of this conference call at www.energizerholdings.com, under "Investors" and "Events and Presentations" tabs or by using the following link:
https://www.webcaster4.com/Webcast/Page/1192/16293

For those unable to participate during the live webcast, a replay will be available on www.energizerholdings.com, under "Investors," "Events and Presentations," and "Past Events" tabs.
# # #
Forward-Looking Statements. This document contains both historical and forward-looking statements. Forward-looking statements are not based on historical facts but instead reflect our expectations, estimates or projections concerning future results or events, including, without limitation, the future sales, gross margins, costs, earnings, cash flows, tax rates and performance of the Company. These statements generally can be identified by the use of forward-looking words or phrases such as "believe," "expect," "expectation," "anticipate," "may," "could," "intend," "belief," "estimate," "plan," "target," "predict," "likely," "will," "should," "forecast," "outlook," or other similar words or phrases. These statements are not guarantees of performance and are inherently subject to known and unknown risks, uncertainties and assumptions that are difficult to predict and could cause our actual results to differ materially from those indicated by those statements. We cannot assure you that any of our expectations, estimates or projections will be achieved. The forward-looking statements included in this document are only made as of the date of this document and we disclaim any obligation to publicly update any forward-looking statement to reflect subsequent events or circumstances. Numerous factors could cause our actual results and events to differ materially from those expressed or implied by forward-looking statements, including, without limitation:

•	market and economic conditions, including the impact of the United Kingdom's referendum vote and announced intention to exit the European Union at some future date;

•	the ability to integrate the HandStands business successfully and to achieve the anticipated cost savings and other synergies;

•
the possibility that other anticipated benefits of the HandStands acquisition will not be realized, including without limitation, anticipated revenues, expenses, margins, cash flows, earnings and other financial results, and growth and expansion of our operations;

•	market trends in the categories in which we compete;

•	the success of new products and the ability to continually develop and market new products;

•	our ability to attract, retain and improve distribution with key customers;

•	our ability to continue planned advertising and other promotional spending;

•
our ability to timely execute strategic initiatives, including restructurings, and international go-to-market changes in a manner that will positively impact our financial condition and results of operations and does not disrupt our business operations;

•	the impact of strategic initiatives, including restructurings, on our relationships with employees, customers and vendors;

•	our ability to maintain and improve market share in the categories in which we operate despite heightened competitive pressure;

•	our ability to improve operations and realize cost savings;

•	the impact of foreign currency exchange rates and currency controls, as well as offsetting hedges;

•	the impact of raw materials and other commodity costs;

•	costs and reputational damage associated with cyber-attacks or information security breaches or other events;

•	our ability to acquire and integrate businesses, and to realize the projected results of acquisitions;

•	the impact of advertising and product liability claims and other litigation;

•	compliance with debt covenants and maintenance of credit ratings as well as the impact of interest and principal repayment of our existing and any future debt; and

•	the impact of legislative or regulatory determinations or changes by federal, state and local, and foreign authorities, including taxing authorities.
In addition, other risks and uncertainties not presently known to us or that we consider immaterial could affect the accuracy of any such forward-looking statements. The list of factors above is illustrative, but by no means exhaustive. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. Additional risks and uncertainties include those detailed from time to time in our publicly filed documents, including those described under the heading “Risk Factors” in our Form 10-K filed with the Securities and Exchange Commission on November 20, 2015.

ENERGIZER HOLDINGS, INC.
CONSOLIDATED STATEMENT OF EARNINGS
(Condensed)
(In millions, except per share data - Unaudited)

	For the Quarter Ended June 30,		For the Nine Months Ended June 30,
	2016	2015	2016	2015
Net sales	$361.0	$374.3	$1,201.8	$1,232.5
Cost of products sold (2)	207.3	203.5	676.7	659.4
Gross profit	153.7	170.8	525.1	573.1
Selling, general and administrative expense (2)	87.0	108.2	254.1	322.5
Advertising and sales promotion expense	22.8	35.1	71.0	99.0
Research and development expense	6.6	6.5	19.1	19.1
Venezuela deconsolidation charge	—	—	—	65.2
Spin restructuring	0.9	11.7	1.0	36.0
Restructuring	—	18.1	2.5	8.8
Interest expense (3)	13.1	37.5	39.1	65.2
Other financing items, net	(0.4)	(5.8)	(0.9)	(11.9)
Earnings/(loss) before income taxes	23.7	(40.5)	139.2	(30.8)
Income taxes (benefit)/provision	(0.5)	(20.9)	33.1	(3.7)
Net earnings/(loss)	$24.2	$(19.6)	$106.1	$(27.1)

Earnings per share
Basic net earnings/(loss) per share (1)	$0.39	$(0.32)	$1.71	$(0.44)
Diluted net earnings/(loss) per share (1)	$0.39	$(0.32)	$1.70	$(0.44)

Weighted average shares of common stock - Basic (1)	61.8	62.2	61.9	62.2
Weighted average shares of common stock - Diluted (1)	62.7	62.2	62.5	62.2

(1) On July 1, 2015, Edgewell distributed 62.2 million shares of Energizer Holdings, Inc. common stock to Edgewell shareholders in connection with its spin-off of Energizer Holdings, Inc. Basic and diluted earnings per common share and the average number of common shares outstanding were retrospectively restated for the number of Energizer Holdings, Inc. shares outstanding immediately following this transaction.

(2) See the Supplemental Schedules - Statement of Earnings Reconciliation attached which break out the Restructuring and Spin costs included within these lines.

(3) Includes cost of early debt retirement of $26.7 for the three and nine months ended June 30, 2015.

ENERGIZER HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS
(Condensed)
(In millions - Unaudited)

Assets	June 30, 2016	September 30, 2015
Current assets
Cash and cash equivalents	$567.1	$502.1
Trade receivables, less allowance for doubtful accounts	145.2	155.5
Inventories	231.9	275.9
Other current assets	118.3	143.4
Total current assets	$1,062.5	$1,076.9
Property, plant and equipment, net	197.2	205.6
Goodwill	36.8	38.1
Other intangible assets	77.5	76.3
Deferred tax asset	162.9	163.1
Other assets	59.9	58.6
Total assets	$1,596.8	$1,618.6

Liabilities and Shareholders' Deficit
Current liabilities
Current maturities of long-term debt	$4.0	$3.0
Note payable	9.3	5.2
Accounts payable	161.5	167.0
Other current liabilities	232.0	291.2
Total current liabilities	$406.8	$466.4
Long-term debt	982.4	984.3
Other liabilities	210.4	228.0
Total liabilities	$1,599.6	$1,678.7
Shareholders' deficit
Common stock	0.6	0.6
Additional paid-in capital	193.3	181.7
Retained earnings	65.3	6.9
Treasury stock	(21.4)	—
Accumulated other comprehensive loss	$(240.6)	$(249.3)
Total shareholders' deficit	(2.8)	(60.1)
Total liabilities and shareholders' deficit	$1,596.8	$1,618.6

ENERGIZER HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Condensed)
(In millions - Unaudited)

	For the Nine Months Ended June 30,
	2016	2015
Cash Flow from Operating Activities
Net earnings/(loss)	$106.1	$(27.1)
Non-cash restructuring costs	4.5	12.8
Depreciation and amortization	23.4	33.2
Venezuela deconsolidation charge	—	65.2
Deferred income taxes	1.9	0.4
Share-based payments	15.3	7.2
Non-cash items included in income, net	0.5	(5.4)
Other, net	(19.3)	(12.8)
Changes in current assets and liabilities used in operations	9.5	29.4
Net cash from operating activities	141.9	102.9

Cash Flow from Investing Activities
Capital expenditures	(17.8)	(31.1)
Proceeds from sale of assets	1.5	13.7
Acquisitions, net of cash acquired	—	(12.1)
Net cash used by investing activities	(16.3)	(29.5)

Cash Flow from Financing Activities
Cash proceeds from issuance of debt with original maturities greater than 90 days	—	999.0
Payments on debt with maturities greater than 90 days	(2.0)	—
Net increase in debt with original maturities of 90 days or less	4.9	—
Dividends paid	(46.4)	—
Common stock purchased	(21.8)	—
Taxes paid for withheld share-based payments	(4.1)	—
Excess tax benefits from share-based payments	0.8	—
Net transfers to Edgewell	—	(1,066.6)
Deferred Finance Expense	—	(12.1)
Net cash used by financing activities	(68.6)	(79.7)

Effect of exchange rate changes on cash	8.0	(0.8)

Net increase/(decrease) in cash and cash equivalents	65.0	(7.1)
Cash and cash equivalents, beginning of period	502.1	89.6
Cash and cash equivalents, end of period	$567.1	$82.5

ENERGIZER HOLDINGS, INC.
Supplemental Schedules
Introduction to the Reconciliation of GAAP and Non-GAAP Measures
For the Quarter and Nine Months ended June 30, 2016

The Company reports its financial results in accordance with accounting principles generally accepted in the U.S. ("GAAP"). However, management believes that certain non-GAAP financial measures provide users with additional meaningful comparisons to the corresponding historical or future period and assist investors in performing analysis consistent with financial models developed by research analysts. Investors should consider non-GAAP measures in addition to, not as a substitute for, or superior to, the comparable GAAP measures. Additionally, we are unable to provide a reconciliation of forward-looking non-GAAP measures due to uncertainty regarding future acquisition and integration costs, restructuring related charges, spin-off related charges, the impact of fluctuations in foreign currency movements and the cost of raw materials.

We provide the following non-GAAP measures and calculations, as well as the corresponding reconciliation to the closest GAAP measure in the following supplemental schedules:

Segment Profit. This amount represents the operations of our four geographic segments including allocations for shared IT and finance functions. General corporate and other expenses, Global marketing expenses, R&D expenses, interest expense and charges related to the spin-off, restructuring, acquisition and integration have all been excluded from segment profit.

Adjusted Earnings Before Taxes, Adjusted Net Earnings and Adjusted Diluted EPS. These measures exclude the impact of the costs related to the Venezuela deconsolidation, spin-off, restructurings, acquisition and integration, cost of early debt retirement and adjustments to prior year tax accruals.

Organic. This is the non-GAAP financial measurement of the change in revenue, segment profit or other margins that excludes or otherwise adjusts for the impact of our go-to-market initiatives, the change in our Venezuela results from the deconsolidation of those operations, and the impact of currency from the changes in foreign currency exchange rates as defined below:

International Go-to-market initiatives. To compete more effectively as an independent company, we increased our use of exclusive and non-exclusive third-party distributors and wholesalers, and decreased or eliminated our business operations in certain countries, consistent with our international go-to-market strategy. In order to capture the impact of these international go-to-market changes and exits, we have separately identified the impact of these changes, which represents the year over year change in those markets since the date of exit. The impact from these changes was fully realized during the current quarter.
Change in Venezuela Results. As previously announced, we deconsolidated our Venezuelan subsidiaries on March 31, 2015 and began accounting for our investment in our Venezuelan operations using the cost method of accounting. Subsequent to March 31, 2015, our financial results do not include the operating results of our Venezuelan operations. As a result of the deconsolidation, we have taken the year over year change in Venezuela results and separately identified the impact in our change in sales and segment profit.
Impact of currency. The Company evaluates the operating performance of our Company on a currency neutral basis. The impact of currency is the difference between the value of current year foreign operations at the current period ending USD exchange rate, compared to the value of the current year foreign operations at the prior period ending USD exchange rate.
Adjusted Comparisons. Detail for adjusted gross margin, adjusted A&P as a percent of sales, adjusted R&D as a percent of sales and adjusted SG&A as a percent of sales are also supplemental non-GAAP measure disclosures. These measures exclude the impact of costs related to spin-off, restructuring and integration.

EBITDA and ADJUSTED EBITDA. EBITDA is defined as earnings/loss from continuing operations before income tax expense/benefit, interest and depreciation and amortization. Adjusted EBITDA further excludes the impact of the costs related to the spin-off, restructurings, acquisition and integration costs, Venezuela deconsolidation and share-based payments.

Free Cash Flow. Free Cash Flow is defined as net cash provided by operating activities reduced by capital expenditures, net of the proceeds from asset sales. Given our extensive international operations, a significant portion of our cash is generated outside of the U.S. The repatriation of cash balances from certain of our subsidiaries could have adverse tax consequences or be subject to regulatory capital requirements.

Energizer Holdings, Inc.
Supplemental Schedules - Segment Information and Supplemental Sales Data
For the Quarter and Nine Months ended June 30, 2016
(In millions, except per share data - Unaudited)
Operations for Energizer are managed via four major geographic reportable segments: North America (the United States and Canada), Latin America, Europe, Middle East and Africa (“EMEA”), and Asia Pacific.

Energizer’s operating model includes a combination of standalone and shared business functions between the geographic segments, varying by country and region of the world. Shared functions include IT and finance shared service costs. Energizer applies a fully allocated cost basis, in which shared business functions are allocated between segments. Such allocations are estimates, and also do not represent the costs of such services if performed on a standalone basis.

Segment sales and profitability, as well as the reconciliation to earnings before tax, for the quarter and nine months ended June 30, 2016 and 2015, respectively, are presented below.

	Quarter Ended June 30,		Nine Months Ended June 30,
	2016	2015	2016	2015
Net Sales
North America	$188.0	$184.9	$636.0	$605.9
Latin America	25.9	27.8	86.5	99.9
EMEA	77.2	82.3	271.4	287.4
Asia Pacific	69.9	79.3	207.9	239.3
Total net sales	$361.0	$374.3	$1,201.8	$1,232.5
Segment Profit
North America	$46.0	$46.4	$177.9	$163.1
Latin America	3.1	6.8	15.6	16.8
EMEA	8.9	8.8	40.1	52.8
Asia Pacific	16.8	20.7	50.8	63.8
Total segment profit	$74.8	$82.7	$284.4	$296.5
General corporate and other expenses	$(19.7)	$(9.8)	$(56.9)	$(43.0)
Global marketing expense (1)	(5.1)	(5.9)	(10.4)	(16.3)
Research and development expense	(6.6)	(6.5)	(19.1)	(19.1)
Venezuela deconsolidation charge	—	—	—	(65.2)
Restructuring (1)	(0.1)	(19.4)	(4.9)	(10.2)
Acquisition and integration costs (1)	(4.1)	(0.4)	(4.1)	(1.3)
Spin costs (1)	(1.9)	(37.8)	(10.6)	(82.9)
Spin restructuring	(0.9)	(11.7)	(1.0)	(36.0)
Cost of early debt retirement (1)	—	(26.7)	—	(26.7)
Interest expense	(13.1)	(10.8)	(39.1)	(38.5)
Other financing items, net	0.4	5.8	0.9	11.9
Total earnings/(loss) before income taxes	$23.7	$(40.5)	$139.2	$(30.8)
(1) See the Supplemental Schedules - Statement of Earnings Reconciliation for where these charges are recorded in unaudited Consolidated Statement of Earnings.
Supplemental product information is presented below for revenues from external customers:

	Quarter Ended June 30,		Nine Months Ended June 30,
Net Sales	2016	2015	2016	2015
Alkaline batteries	$228.6	$233.9	$768.8	$786.2
Other batteries and lighting products	132.4	140.4	433.0	446.3
Total net sales	$361.0	$374.3	$1,201.8	$1,232.5

Energizer Holdings, Inc.
Supplemental Schedules - GAAP EPS to Adjusted EPS Reconciliation
For the Quarter and Nine Months Ended June 30, 2016
(In millions, except per share data - Unaudited)

The following tables provide a reconciliation of net earnings/(loss) and net earnings/(loss) per diluted share to adjusted net earnings and adjusted net earnings per diluted share, which are non-GAAP measures.

	For the Quarter Ended June 30,
(in millions, except per share data)	Earnings/(Loss) Before Income Taxes		Net Earnings/(Loss)		Diluted EPS
	2016	2015	2016	2015	2016	2015
Reported - GAAP	$23.7	$(40.5)	$24.2	$(19.6)	$0.39	$(0.32)
Impacts: Expense (Income)
Spin costs (1)	1.9	37.8	1.3	25.0	0.02	0.40
Spin restructuring	0.9	11.7	0.7	7.9	0.01	0.13
Costs of early debt retirement (2)	—	26.7	—	16.7	—	0.27
Restructuring (1)	0.1	19.4	0.1	12.4	—	0.20
Acquisition and integration costs (1)	4.1	0.4	2.6	0.3	0.04	—
Adjustments to prior year tax accruals	—	—	(8.8)	(2.6)	(0.14)	(0.04)
Adjusted - Non-GAAP (3)	$30.7	$55.5	$20.1	$40.1	$0.32	$0.64
Weighted average shares - Diluted (4)					62.7	62.2

	For the Nine Months Ended June 30,
(in millions, except per share data)	Earnings/(Loss) Before Income Taxes		Net Earnings/(Loss)		Diluted EPS
	2016	2015	2016	2015	2016	2015
Reported - GAAP	$139.2	$(30.8)	$106.1	$(27.1)	$1.70	$(0.44)
Impacts: Expense (Income)
Venezuela deconsolidation charge	—	65.2	—	65.2	—	1.05
Spin costs (1)	10.6	82.9	7.0	54.8	0.11	0.88
Spin restructuring	1.0	36.0	0.9	24.2	0.01	0.39
Costs of early debt retirement (2)	—	26.7	—	16.7	—	0.27
Restructuring (1)	4.9	10.2	3.1	6.6	0.05	0.11
Acquisition and integration costs (1)	4.1	1.3	2.6	1.0	0.04	0.01
Adjustments to prior year tax accruals	—	—	(8.8)	(2.6)	(0.14)	(0.04)
Adjusted - Non-GAAP (3)	$159.8	$191.5	$110.9	$138.8	$1.77	$2.23
Weighted average shares - Diluted (4)					62.5	62.2

(1) See Supplemental Schedules - Statement of Earnings Reconciliation for where these costs are recorded on the unaudited Consolidated Statement of Earnings.

(2) Included in interest expense on the unaudited Consolidated Statement of Earnings.

(3) The effective tax rate for the three and nine months ended June 30, 2016 for the Adjusted - Non-GAAP Net Earnings and Diluted EPS was 34.5% and 30.6%, respectively, as calculated utilizing the statutory rate for where the costs were incurred.

(4) For the quarter and nine months ended June 30, 2015, diluted earnings per common share and the average number of common shares outstanding were retrospectively restated for the number of Energizer Holdings, Inc. shares outstanding immediately following the spin-off.

Energizer Holdings, Inc.
Supplemental Schedules - Segment Sales
For the Quarter and Nine Months Ended June 30, 2016
(In millions, except per share data - Unaudited)

Net Sales
	Q1'16	% Chg	Q2'16	% Chg	Q3'16	% Chg	Nine Months Q3'16	% Chg
North America
Net sales - prior year	$251.4		$169.6		$184.9		$605.9
Organic	31.5	12.5%	0.2	0.1%	3.8	2.1%	35.5	5.9%
Impact of currency	(3.7)	(1.4)%	(1.0)	(0.6)%	(0.7)	(0.4)%	(5.4)	(0.9)%
Net sales - current year	$279.2	11.1%	$168.8	(0.5)%	$188.0	1.7%	$636.0	5.0%

Latin America
Net sales - prior year	$38.3		$33.8		$27.8		$99.9
Organic	4.6	12.0%	4.0	11.8%	5.0	18.0%	13.6	13.6%
Int'l Go-to-Market	0.1	0.3%	(0.4)	(1.2)%	(1.7)	(6.1)%	(2.0)	(2.0)%
Change in Venezuela results	(3.1)	(8.1)%	(5.4)	(16.0)%	—	—%	(8.5)	(8.5)%
Impact of currency	(5.4)	(14.1)%	(5.9)	(17.4)%	(5.2)	(18.7)%	(16.5)	(16.5)%
Net sales - current year	$34.5	(9.9)%	$26.1	(22.8)%	$25.9	(6.8)%	$86.5	(13.4)%

EMEA
Net sales - prior year	$125.9		$79.2		$82.3		$287.4
Organic	9.9	7.9%	2.6	3.3%	(0.7)	(0.9)%	11.8	4.1%
Int'l Go-to-Market	(2.2)	(1.7)%	(1.1)	(1.4)%	(0.2)	(0.2)%	(3.5)	(1.2)%
Impact of currency	(15.7)	(12.6)%	(4.4)	(5.6)%	(4.2)	(5.1)%	(24.3)	(8.5)%
Net sales - current year	$117.9	(6.4)%	$76.3	(3.7)%	$77.2	(6.2)%	$271.4	(5.6)%

Asia Pacific
Net sales - prior year	$85.7		$74.3		$79.3		$239.3
Organic	1.4	1.6%	(4.9)	(6.6)%	(3.6)	(4.5)%	(7.1)	(3.0)%
Int'l Go-to-Market	(3.5)	(4.1)%	(2.4)	(3.2)%	(3.3)	(4.2)%	(9.2)	(3.8)%
Impact of currency	(8.4)	(9.8)%	(4.2)	(5.7)%	(2.5)	(3.2)%	(15.1)	(6.3)%
Net sales - current year	$75.2	(12.3)%	$62.8	(15.5)%	$69.9	(11.9)%	$207.9	(13.1)%

Total Net Sales
Net sales - prior year	$501.3		$356.9		$374.3		$1,232.5
Organic	47.4	9.5%	1.9	0.5%	4.5	1.2%	53.8	4.4%
Int'l Go-to-Market	(5.6)	(1.1)%	(3.9)	(1.1)%	(5.2)	(1.4)%	(14.7)	(1.2)%
Change in Venezuela results	(3.1)	(0.6)%	(5.4)	(1.5)%	—	—%	(8.5)	(0.7)%
Impact of currency	(33.2)	(6.7)%	(15.5)	(4.3)%	(12.6)	(3.4)%	(61.3)	(5.0)%
Net sales - current year	$506.8	1.1%	$334.0	(6.4)%	$361.0	(3.6)%	$1,201.8	(2.5)%

Energizer Holdings, Inc.
Supplemental Schedules - Segment Profit
For the Quarter and Nine Months ended June 30, 2016
(In millions, except per share data - Unaudited)

Segment Profit
	Q1'16	% Chg	Q2'16	% Chg	Q3'16	% Chg	Nine Months Q3'16	% Chg
North America
Segment Profit - prior year	$70.9		$45.8		$46.4		$163.1
Organic	22.6	31.9%	(4.1)	(9.0)%	—	—%	18.5	11.3%
Impact of currency	(2.7)	(3.8)%	(0.6)	(1.3)%	(0.4)	(0.9)%	(3.7)	(2.2)%
Segment Profit - current year	$90.8	28.1%	$41.1	(10.3)%	$46.0	(0.9)%	$177.9	9.1%

Latin America
Segment Profit - prior year	$4.7		$5.3		$6.8		$16.8
Organic	5.8	123.4%	4.1	77.4%	(0.5)	(7.4)%	9.4	56.0%
Int'l Go-to-Market	1.5	31.9%	1.1	20.8%	(0.1)	(1.5)%	2.5	14.9%
Change in Venezuela results	(0.5)	(10.6)%	(2.0)	(37.7)%	—	—%	(2.5)	(14.9)%
Impact of currency	(3.6)	(76.6)%	(3.9)	(73.7)%	(3.1)	(45.5)%	(10.6)	(63.1)%
Segment Profit - current year	$7.9	68.1%	$4.6	(13.2)%	$3.1	(54.4)%	$15.6	(7.1)%

EMEA
Segment Profit - prior year	$34.4		$9.6		$8.8		$52.8
Organic	0.5	1.5%	1.9	19.8%	3.2	36.4%	5.6	10.6%
Int'l Go-to-Market	(0.8)	(2.3)%	(0.4)	(4.2)%	0.2	2.3%	(1.0)	(1.9)%
Impact of currency	(11.1)	(32.3)%	(2.9)	(30.2)%	(3.3)	(37.6)%	(17.3)	(32.8)%
Segment Profit - current year	$23.0	(33.1)%	$8.2	(14.6)%	$8.9	1.1%	$40.1	(24.1)%

Asia Pacific
Segment Profit - prior year	$23.0		$20.1		$20.7		$63.8
Organic	2.2	9.6%	(2.9)	(14.4)%	(1.0)	(4.8)%	(1.7)	(2.7)%
Int'l Go-to-Market	0.9	3.9%	0.3	1.5%	(1.0)	(4.8)%	0.2	0.3%
Impact of currency	(6.6)	(28.7)%	(3.0)	(15.0)%	(1.9)	(9.2)%	(11.5)	(18.0)%
Segment Profit - current year	$19.5	(15.2)%	$14.5	(27.9)%	$16.8	(18.8)%	$50.8	(20.4)%

Total Segment Profit
Segment Profit - prior year	$133.0		$80.8		$82.7		$296.5
Organic	31.1	23.4%	(1.0)	(1.2)%	1.7	2.1%	31.8	10.7%
Int'l Go-to-Market	1.6	1.2%	1.0	1.2%	(0.9)	(1.1)%	1.7	0.6%
Change in Venezuela results	(0.5)	(0.4)%	(2.0)	(2.5)%	—	—%	(2.5)	(0.8)%
Impact of currency	(24.0)	(18.0)%	(10.4)	(12.8)%	(8.7)	(10.6)%	(43.1)	(14.6)%
Segment Profit - current year	$141.2	6.2%	$68.4	(15.3)%	$74.8	(9.6)%	$284.4	(4.1)%

Energizer Holdings, Inc.
Supplemental Schedules - Adjusted Comparisons Reconciliation
For the Quarter and Nine Months Ended June 30, 2016
(In millions, except per share data - Unaudited)

Quarter Ended June 30, 2016						% of Sales
	Sales	GM	A&P	R&D	SG&A	Sales	GM	A&P	R&D	SG&A
FY'15 - GAAP	$374.3	$170.8	$35.1	$6.5	$108.2
Adjustments (1)	—	1.1	—	—	(38.4)
FY'15 - Adj. GAAP	$374.3	$171.9	$35.1	$6.5	$69.8
		45.9%	9.4%	1.7%	18.6%

Impact of currency	$(12.6)	$(11.3)	$(0.5)	$—	$(2.3)	(3.4)%	(1.5)%	0.2%	0.1%	—%
Int'l Go-to-Market	(5.2)	(2.0)	(0.1)	—	(1.0)	(1.4)%	0.1%	0.1%	—%	—%
Organic	4.5	(4.9)	(11.7)	0.1	14.4	1.2%	(1.8)%	(3.2)%	—%	3.6%
Other						—%	(0.1)%	(0.2)%	—%	0.2%

FY'16 - Adj. GAAP	$361.0	$153.7	$22.8	$6.6	$80.9
% of Sales		42.6%	6.3%	1.8%	22.4%
Adjustments (2)	—	—	—	—	6.1
FY'16 - GAAP	$361.0	$153.7	$22.8	$6.6	$87.0
(1) Third quarter Fiscal 2015 SG&A as reported of $108.2 million was adjusted for Spin Costs of $37.8 million, integration costs of $0.4 million, and IT enablement of $0.2 million. GM as reported of $170.8 million was adjusted for restructuring related costs of $1.1 million.
(2) Third quarter Fiscal 2016 SG&A as reported of $87.0 million was adjusted for integration costs of $4.1 million and Spin Costs of $2.0 million. GM as reported of $153.7 million was adjusted for restructuring related costs of $0.1 million and Spin Costs of $(0.1) million.

Nine Months Ended June 30, 2016						% of Sales
	Sales	GM	A&P	R&D	SG&A	Sales	GM	A&P	R&D	SG&A
FY'15 - GAAP	$1,232.5	$573.1	$99.0	$19.1	$322.5
Adjustments (1)	—	1.1	—	—	(84.5)
FY'15 - Adj. GAAP	$1,232.5	$574.2	$99.0	$19.1	$238.0
		46.6%	8.0%	1.5%	19.3%

Impact of currency	$(61.3)	$(54.8)	$(2.7)	$—	$(10.1)	(5.0)%	(2.2)%	0.2%	0.1%	0.1%
Change in Venezuela results	(8.5)	(6.1)	(0.2)	—	(3.5)	(0.7)%	(0.2)%	—%	—%	(0.2)%
Int'l Go-to-Market	(14.7)	(6.8)	(1.1)	—	(7.4)	(1.2)%	—%	—%	—%	(0.4)%
Organic	53.8	21.4	(24.0)	—	22.8	4.4%	(0.3)%	(2.2)%	—%	1.0%
Other						—%	—%	(0.1)%	—%	0.2%

FY'16 - Adj. GAAP	$1,201.8	$527.9	$71.0	$19.1	$239.8
% of Sales		43.9%	5.9%	1.6%	20.0%
Adjustments (2)	—	(2.8)	—	—	14.3
FY'16 - GAAP	$1,201.8	$525.1	$71.0	$19.1	$254.1
(1) Nine Months Ended June 30, 2015 SG&A as reported of $322.5 million was adjusted for Spin Costs of $82.9 million, integration costs of $1.3 million and IT enablement of $0.3 million. GM as reported of $573.1 million was adjusted for restructuring related costs of $1.1 million.
(2) Nine Months Ended June 30, 2016 SG&A as reported of $254.1 million was adjusted for Spin Costs of $10.2 million and integration costs of $4.1 million. GM as reported of $525.1 million was adjusted for restructuring related costs of $2.4 million and Spin Costs of $0.4 million.

Energizer Holdings, Inc.
Supplemental Schedules - EBITDA, ADJUSTED EBITDA and Free Cash Flow
For the Quarter and Nine Months Ended June 30, 2016
(In millions, except per share data - Unaudited)

	Q3'16	Q2'16	Q1'16	Q4'15	LTM 06/30/16	Q3'15
Net earnings/(loss)	$24.2	$16.4	$65.5	$23.1	$129.2	$(19.6)
Income tax provision/(benefit)	(0.5)	4.6	29.0	7.0	40.1	(20.9)
Earnings/(loss) before income taxes	$23.7	$21.0	$94.5	$30.1	$169.3	$(40.5)
Interest expense (2)	13.1	13.1	12.9	12.7	51.8	37.5
Depreciation & Amortization	7.8	7.8	7.8	8.6	32.0	10.9
EBITDA	$44.6	$41.9	$115.2	$51.4	$253.1	$7.9

Adjustments:
Restructuring	$0.1	$1.5	$3.3	$2.8	$7.7	$19.4
Acquisition and integration costs	4.1	—	—	0.3	4.4	0.4
Spin costs	1.9	2.7	6.0	15.2	25.8	37.8
Spin restructuring	0.9	(0.8)	0.9	3.1	4.1	11.7
Share-based payments	4.6	6.1	4.6	3.9	19.2	1.8
Adjusted EBITDA	$56.2	$51.4	$130.0	$76.7	$314.3	$79.0

(1) LTM defined as the latest 12 months for the period ending June 30, 2016

(2) Includes cost of early debt retirement of $26.7 million recorded in the third fiscal quarter of 2015.

For the Nine Months Ended June 30, 2016
Net cash from operating activities	$141.9
Capital expenditures	(17.8)
Proceeds from sale of assets	1.5
Free Cash Flow	$125.6

Energizer Holdings, Inc.
Supplemental Schedules - Statement of Earnings Reconciliation
For the Quarter and Six Months Ended June 30, 2016
(In millions, except per share data - Unaudited)

	Q1'16	Q2'16	Q3'16	Q1'15	Q2'15	Q3'15	Q3'16 YTD	Q3'15 YTD
Sales	$506.8	$334.0	$361.0	$501.3	$356.9	$374.3	$1,201.8	$1,232.5
Cost of products sold - adjusted	275.9	190.7	$207.3	267.5	188.4	202.4	$673.9	658.3
Gross profit - adjusted	230.9	143.3	153.7	233.8	168.5	171.9	527.9	574.2
% of Net Sales	45.6%	42.9%	42.6%	46.6%	47.2%	45.9%	43.9%	46.6%

SG&A (Segment)	59.2	57.3	57.2	67.1	59.8	55.9	173.7	182.8
SG&A (Corporate)	16.6	21.3	19.3	17.4	15.8	9.8	57.2	43.0
SG&A (Global Marketing)	1.9	2.6	4.4	3.5	4.6	4.1	8.9	12.2
Subtotal - SG&A - adjusted	77.7	81.2	80.9	88.0	80.2	69.8	239.8	238.0
% of Sales	15.3%	24.3%	22.4%	17.6%	22.5%	18.6%	20.0%	19.3%

Advertising and sales promotion expense (Segment)	29.8	17.6	22.1	33.6	28.0	33.3	69.5	94.9
Advertising and sales promotion expense (Global)	0.3	0.5	0.7	0.8	1.5	1.8	1.5	4.1
Subtotal - A&P	30.1	18.1	22.8	34.4	29.5	35.1	71.0	99.0
% of Sales	5.9%	5.4%	6.3%	6.9%	8.3%	9.4%	5.9%	8.0%

Research and development expense	6.1	6.4	6.6	6.2	6.4	6.5	19.1	19.1
% of Sales	1.2%	1.9%	1.8%	1.2%	1.8%	1.7%	1.6%	1.5%

Interest Expense	12.9	13.1	13.1	12.5	15.2	10.8	39.1	38.5
Cost of debt early retirement	—	—	—	—	—	26.7	—	26.7
Other financing items, net	(0.6)	0.1	(0.4)	(2.8)	(3.3)	(5.8)	(0.9)	(11.9)

Restructuring	2.2	0.3	—	(9.6)	0.3	18.1	2.5	8.8
Restructuring (COGS)	1.1	1.2	0.1	—	—	1.1	2.4	1.1
Restructuring (SG&A)	—	—	—	0.1	—	0.2	—	0.3

Acquisition and integration costs (SG&A)	—	—	4.1	0.4	0.5	0.4	4.1	1.3

Spin (COGS)	—	0.5	(0.1)	—	—	—	0.4	—
Spin (SG&A)	6.0	2.2	2.0	22.1	23.0	37.8	10.2	82.9
Spin restructuring	0.9	(0.8)	0.9	1.1	23.2	11.7	1.0	36.0

Venezuela deconsolidation	—	—	—	—	65.2	—	—	65.2
Earnings/(loss) before income taxes	94.5	21.0	23.7	81.4	(71.7)	(40.5)	139.2	(30.8)
Income Taxes Provision/(Benefit)	29.0	4.6	(0.5)	19.7	(2.5)	(20.9)	33.1	(3.7)
NET EARNINGS/(LOSS)	$65.5	$16.4	$24.2	$61.7	$(69.2)	$(19.6)	$106.1	$(27.1)

Energizer Holdings, Inc.
Supplemental Schedules - Statement of Earnings Reconciliation (Cont.)
For the Quarter and Nine Months Ended June 30, 2016
(In millions, except per share data - Unaudited)

Cost of products sold	Q1'16	Q2'16	Q3'16	Q1'15	Q2'15	Q3'15	Q3'16 YTD	Q3'15 YTD
Cost of products sold - adjusted	$275.9	$190.7	$207.3	$267.5	$188.4	$202.4	$673.9	$658.3
Restructuring	1.1	1.2	0.1	—	—	1.1	2.4	1.1
Spin	—	0.5	(0.1)	—	—	—	0.4	—
Cost of products sold - reported	$277.0	$192.4	$207.3	$267.5	$188.4	$203.5	676.7	$659.4
Reported Gross Profit	$229.8	$141.6	$153.7	$233.8	$168.5	$170.8	$525.1	$573.1
Reported % of Net Sales	45.3%	42.4%	42.6%	46.6%	47.2%	45.6%	43.7%	46.5%

SG&A	Q1'16	Q2'16	Q3'16	Q1'15	Q2'15	Q3'15	Q3'16 YTD	Q3'15 YTD
Segment SG&A	$59.2	$57.3	$57.2	$67.1	$59.8	$55.9	$173.7	$182.8
Corporate SG&A	16.6	21.3	19.3	17.4	15.8	9.8	57.2	43.0
Global Marketing	1.9	2.6	4.4	3.5	4.6	4.1	8.9	12.2
Restructuring	—	—	—	0.1	—	0.2	—	0.3
Acquisition and integration costs	—	—	4.1	0.4	0.5	0.4	4.1	1.3
Spin	6.0	2.2	2.0	22.1	23.0	37.8	10.2	82.9
Reported SG&A	$83.7	$83.4	$87.0	$110.6	$103.7	$108.2	$254.1	$322.5
Reported % of Net Sales	16.5%	25.0%	24.1%	22.1%	29.1%	28.9%	21.1%	26.2%

Restructuring	Q1'16	Q2'16	Q3'16	Q1'15	Q2'15	Q3'15	Q3'16 YTD	Q3'15 YTD
Restructuring	$2.2	$0.3	$—	$(9.6)	$0.3	$18.1	$2.5	$8.8
Restructuring (SG&A)	—	—	—	0.1	—	0.2	—	0.3
Restructuring (COGS)	1.1	1.2	0.1	—	—	1.1	2.4	1.1
Restructuring - subtotal	$3.3	$1.5	$0.1	$(9.5)	$0.3	$19.4	$4.9	$10.2

Spin	Q1'16	Q2'16	Q3'16	Q1'15	Q2'15	Q3'15	Q3'16 YTD	Q3'15 YTD
Spin (SG&A)	$6.0	$2.2	$2.0	$22.1	$23.0	$37.8	$10.2	$82.9
Spin (COGS)	—	0.5	(0.1)	—	—	—	0.4	—
Spin restructuring	0.9	(0.8)	0.9	1.1	23.2	11.7	1.0	36.0
Spin - subtotal	$6.9	$1.9	$2.8	$23.2	$46.2	$49.5	$11.6	$118.9